Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Gogo Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	Other	56,550,660	$7.6125	$430,491,899.25	0.0001531	$65,908.31

Total Offering Amounts:							$430,491,899.25		65,908.31
Total Fees Previously Paid:									0.00
Total Fee Offsets:									95,513.73
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the aggregate offering price of the additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
	Gogo Inc.	(1)	Form S-3	333-264687		05/05/2022	$95,513.73		Common stock	56,550,660	$430,491,899.25	$
Rule 457(p)
	Gogo Inc.	(2)	Form S-3	333-264687		05/05/2022							95,513.73

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. The registrant previously registered 56,590,999 shares of common stock for resale pursuant to a registration statement on Form S-3 (No. 333-264687), which was filed and became automatically effective on May 5, 2022 (the “Prior Registration Statement”). Up to 56,550,660 of such shares of common stock from the Prior Registration Statement remain unsold (the “Unsold Securities”). The registrant paid a total registration fee of $95,513.73 (the “Prior Fee”) for the Unsold Securities. Pursuant to Rule 457(p), the registration fee associated with this filing is being offset by the Prior Fee.
(2)	The registrant previously registered 56,590,999 shares of common stock for resale pursuant to a registration statement on Form S-3 (No. 333-264687), which was filed and became automatically effective on May 5, 2022 (the “Prior Registration Statement”). Up to 56,550,660 of such shares of common stock from the Prior Registration Statement remain unsold (the “Unsold Securities”). The registrant paid a total registration fee of $95,513.73 (the “Prior Fee”) for the Unsold Securities. Pursuant to Rule 457(p), the registration fee associated with this filing is being offset by the Prior Fee.